UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2004

Digi International Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-17972	41-1532464

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11001 Bren Road East Minnetonka, Minnesota	55343

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-3444

Item 7. Exhibits. The following Exhibit is being furnished herewith:

99	Press Release dated January 15, 2004.

Item 12. Results of Operations and Financial Condition.

     On January 15, 2004, Digi International Inc. (the “Company”) reported its financial results for its fiscal quarter ended December 31, 2003. See the Company’s press release dated January 15, 2004, which is furnished as Exhibit 99 and incorporated by reference in this Current Report on Form 8-K.

EXPLANATION OF NON-GAAP FINANCIAL MEASURES

In its conference call to discuss the Q1 2004 financial results, management disclosed a non-GAAP financial measure, or EBTDA, defined as net income before provision for income taxes, depreciation of property and equipment, and amortization of intangible and other assets. EBTDA is not a measure of financial performance under GAAP. This non-GAAP financial measure described herein is not a substitute for the GAAP measures of earnings, for which management has responsibility.

EBTDA is derived from net income as follows. EBTDA for the quarter ended December 31, 2003 was $4,560. Net income for the quarter ended December 31, 2003 was $1,647. EBTDA represents net income of $1,647 plus provision for income taxes of $706 plus depreciation of property and equipment of $657 plus amortization of intangibles and other assets of $1,550. Management believes that disclosure of EBTDA provides useful information to investors because it is considered to be a reasonable approximation of gross cash flow and is frequently cited by financial analysts in evaluating performance.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DIGI INTERNATIONAL INC

Date: January 16, 2004	By	/s/ Subramanian Krishnan

Subramanian Krishnan Senior Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

No.	Exhibit	Manner of Filing

99	Press Release dated January 15, 2004.	Filed Electronically